CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-126369, 333-55732, 333-28701, and 333-03631 on Form S-8 of our reports dated
March 13, 2006, relating to the consolidated financial statements of Riviera Holdings Corporation and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of Riviera Holding Corporation for the year ended December 31, 2005.


/s/ Deloitte & Touche LLP


Las Vegas, Nevada
April 25, 2006